Exhibit 32.1
Certification of United Airlines Holdings, Inc.
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

Each undersigned officer certifies that to the best of his knowledge based on a review of the quarterly report on Form 10-Q for the quarterly period ended September 30, 2020 of United Airlines Holdings, Inc. (the "Report"):
(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of United Airlines Holdings, Inc.
Date: October 15, 2020

/s/ Scott Kirby
Scott Kirby
Chief Executive Officer

/s/ Gerald Laderman
Gerald Laderman
Executive Vice President and Chief Financial Officer